UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2017

C&J Energy Services, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-55404	81-4808566
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 325-6000

C&J Energy Services Ltd.

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Rights Agreement included under Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

On January 6, 2017, the Board of Directors (the “Board”) of C&J Energy Services, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (each a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The dividend is payable on January 6, 2017 (the “Record Date”) to holders of record as of the close of business on such date. The description and terms of the Rights are set forth in that certain Rights Agreement (the “Rights Agreement”) dated January 6, 2017 between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). The following description of the Rights Agreement is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the agreement is also available free of charge from the Company.

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement imposes a significant penalty upon any person or group that acquires 15% or more of the outstanding common stock of the Company without the approval of the Board, subject to certain exceptions described in the definition of “Acquiring Person” under the subheading “Exercisability” below. The Rights Agreement will not interfere with any merger or other business combination which receives prior approval of the Board.

The Rights

The Board authorized the issuance of a Right with respect to each outstanding share of Common Stock on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights. Issuances of new shares of Common Stock after the Record Date but before the Distribution Date, as defined under the subheading “Exercisability” below, will be accompanied by new Rights.

Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or by the book entry account that evidences record ownership of) the Common Stock. After the Distribution Date, the Rights Agent will mail separate certificates (“Rights Certificates”) evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Exercisability

The Rights will not be exercisable until after the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase, for $80.00 (the “Purchase Price”), one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share (the “Preferred Stock”). This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting or liquidation rights as would one share of Common Stock. Prior to exercise, Rights holders in their capacity as such have no rights as a stockholder of the Company, including the right to vote and to receive dividends.

The “Distribution Date” generally means the earlier of:

•	the close of business on the 10th business day after the date of the first public announcement that a person or any of its affiliates and associates has become an “Acquiring Person,” as defined below, and

•	the close of business on the 10th business day (or such later day as may be designated by the Board before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

An “Acquiring Person” generally means any person who or which, together with all affiliates and associates of such person obtains beneficial ownership of 15% or more of shares of outstanding Common Stock, with certain exceptions, including that BlueMountain Foinaven Master Fund L.P., Blue Mountain Credit Alternatives Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Summit Trading L.P., BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Logan Opportunities Master Fund L.P., BlueMountain Kicking Horse Fund L.P., BlueMountain Capital Management, LLC, GSO Capital Solutions Fund II (Luxembourg) S.a.r.l., GSO Capital Partners LP, Solus Opportunities Fund 5 LP, Solus Opportunities Fund 3 LP, Ultra Master Ltd, SOLA LTD, Solus Alternative Asset Management LP, any holder of Common Stock party to the Stockholders Agreement or any of their respective affiliates or related funds will not be considered an “Acquiring Person” so long as such person does not acquire beneficial ownership of 35% or more of shares of outstanding Common Stock.

Certain securities that are the subject of, the reference securities for, or that otherwise underlie derivative instruments will be treated as “beneficial ownership” of the number of shares of the Common Stock to which such derivative relates (whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Preferred Stock

The value of one one-hundredth interest in a share of Preferred Stock should approximate the value of one share of Common Stock, subject to adjustment. Each one one-hundredth of a share of Preferred Stock, if issued:

•	will not be redeemable,

•	will entitle holders to quarterly dividend payments of $0.01 per one one-hundredth of a share of Preferred Stock, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater,

•	will entitle holders upon liquidation either to receive $0.01 per one one-hundredth of a share of Preferred Stock, or an amount equal to the payment made on one share of Common Stock, whichever is greater,

•	will have the same voting power as one share of Common Stock,

•	if shares of the Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Consequences of a Person or Group Becoming an Acquiring Person

Flip in. Subject to the Company’s exchange rights, described below, at any time after any person has become an Acquiring Person, each holder of a Right (other than an Acquiring Person, its affiliates and associates) will be entitled to purchase for each Right held, at the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

Exchange. At any time on or after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock or the occurrence of any of the events described in the next paragraph), the Board may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

Flip over. If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right (other than Rights beneficially owned by an Acquiring Person, its affiliates and associates) will entitle the holder to purchase for each Right held, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Expiration

The Rights will expire on January 6, 2020, unless earlier exercised, exchanged, amended or redeemed.

Redemption

The Board may redeem all of the Rights at a price of $0.0001 per Right at any time before any person has become an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price per Right. The redemption price will be subject to adjustment.

Amendment

At any time before any person has become an Acquiring Person, the Rights Agreement may be amended in any respect. After such time, the Rights Agreement may be amended (i) to cure any ambiguity, (ii) to correct any defective or inconsistent provision or (iii) in any respect that does not adversely affect Rights holders (other than any Acquiring Person, its affiliates and associates).

Anti-dilution

The Rights Agreement includes anti-dilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

A copy of the Rights Agreement is available free of charge from the Company. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, as amended from time to time, the complete terms of which are incorporated herein by reference. A copy of the Rights Agreements has been filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board has approved a Certificate of Designation establishing the Preferred Stock and the rights, preferences and privileges thereof. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on January 6, 2017. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 6, 2017, the Company issued a press release announcing, among other matters, the issuance of the Rights and adoption of the Rights Plan, as disclosed herein, a copy of which is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc.

4.1	Rights Agreement, dated as of January 6, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc. as Exhibit A, the Summary of Terms of Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C.

99.1	Press Release dated January 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2017	C&J ENERGY SERVICES, INC.

	By:	/s/ Danielle Hunter
Name: Danielle Hunter
Title: Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designation of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc.

4.1	Rights Agreement, dated as of January 6, 2017, between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of C&J Energy Services, Inc. as Exhibit A, the Summary of Terms of Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C.

99.1	Press Release dated January 6, 2017.